UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 21, 2007

JOHNSON CONTROLS, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Wisconsin	1-5097	39-0380010
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5757 North Green Bay Avenue, P.O. Box 591, Milwaukee, Wisconsin		53201-0591
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	414-524-1200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Ms. Susan M. Kreh, age 45, was elected a Vice President and the Corporate Controller of Johnson Controls, Inc. (the Company), succeeding Mr. Jeffrey G. Augustin, who assumed the role of Vice President Finance for the Company’s Building Efficiency Group. Prior to joining the Company, Ms. Kreh served 22 years with PPG Industries, Inc., a manufacturer of coatings, fiberglass and specialty chemicals, most recently as Corporate Treasurer since January 2002. As a result of this election, Ms. Kreh was designated as the Company’s Principal Accounting Officer in replacement of Mr. Augustin.

Ms. Kreh received an award of 15,000 shares of the Company's Common Stock under the Company's 2007 Stock Option Plan and pursuant to the terms of the Johnson Controls, Inc. Option or Stock Appreciation Right Award Agreement (the "Award Agreement"), which was approved by the Compensation Committee of the Company's Board of Directors on March 21, 2007. The Award Agreement is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Ms. Kreh is a party to the Company’s form of executive employment agreement, including the change of control supplement, which the Company filed as an exhibit to its Current Report on Form 8-K filed May 23, 2005, and the Company’s form of indemnity agreement, which the Company filed as an exhibit to its Current Report on Form 8-K filed September 21, 2005.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.
(b) Not applicable.
(c) Not applicable.
(d) Exhibits. The following exhibits are being filed herewith:

10.1 Form of Johnson Controls, Inc. Option or Stock Appreciation Right Award Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSON CONTROLS, INC.

March 22, 2007	By:	R. Bruce McDonald

Name: R. Bruce McDonald
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Form of Johnson Controls, Inc. Option or Stock Appreciation Right Award Agreement